Exhibit 99.1

Edgewater Acquires Branchbird

Expands Big Data/Data Discovery Solutions to Complement EPM/BI Suite Offerings

Wakefield, MA – August 18, 2015 – Edgewater Technology, Inc. (“Edgewater”) (NASDAQ: EDGW), a leading consulting firm that brings a blend of classic and product-based consulting services to its clients, today announced that it has acquired the assets of Chicago-based Branchbird, LLC (“Branchbird”), an Oracle Gold Partner and Cloudera Partner specializing in Big Data and Data Discovery technologies and solutions.

Branchbird will join Edgewater Ranzal (“Ranzal”), a wholly-owned subsidiary of Edgewater and a Platinum provider of Oracle Enterprise Performance Management (“EPM”) and Business Intelligence (“BI”) solutions and services.

Known as one of the first organizations to develop strong project credentials in the Oracle Big Data space, Branchbird is well positioned to expand Ranzal’s reach into this emerging area.

Branchbird’s deep experience in Oracle’s Big Data technologies has enabled them to provide complex Big Data solutions to numerous enterprise customers. Edgewater Ranzal’s full lifecycle services provide Branchbird with the infrastructure to rapidly expand their offerings.

“With the acquisition of Branchbird, Edgewater Ranzal will be a leader in Oracle Big Data, providing our customers with a full range of offerings across our EPM and BI platform. The intersection of EPM and BI is a cornerstone of our customers’ Business Analytics needs, and Edgewater Ranzal is positioned to be a leader in the space,” said Matt Renner, Senior Vice President—NA—Business Intelligence and Enterprise Performance Management, Oracle.

“Combining Branchbird with Edgewater Ranzal fits with Edgewater’s channel strategy to ‘complete the suite’ and helps build critical mass in the evolving Oracle EPM/BI solution provider channel. The explosion in the growth, variety and frequency of data has created a unique opportunity for organizations to gain unparalleled insight locked up in this data. Branchbird and Edgewater Ranzal are uniquely positioned to help customers define a vision and utilize this data for a competitive advantage,” said Edgewater Ranzal Executive Vice President Robin Ranzal.

Total consideration paid at closing was approximately $2.8 million, in cash. The purchase price is subject to a net working capital adjustment and additional earnings-based contingent consideration of up to approximately $2.4 million, based on operating results over the two-year period immediately following closing. Contingent consideration earned, if any, would be payable in cash.

Ridgecrest Advisors served as an advisor to Edgewater on this transaction.

About Edgewater

Edgewater Technology, Inc. (NASDAQ: EDGW) is a strategic consulting firm delivering a blend of classic and product-based consulting services. Edgewater addresses the market both vertically by industry and horizontally by product and technology specialty, providing its client base with a wide range of business and technology solutions. As one of the largest IT consulting firms based in New England, the company works with clients to reduce costs, improve processes and increase revenue through the judicious use of technology. Edgewater’s brand names include Edgewater Technology, Edgewater Ranzal and Edgewater Fullscope. To learn more, please visit www.edgewater.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the development of strong credentials in the Oracle Big Data space, the expansion of Ranzal’s reach in the emerging Big Data area, Branchbird’s ability to leverage Ranzal’s service offerings as a means to expand Branchbird’s service offerings and the future financial performance necessary to achieve additional contingent earnout consideration. These forward-looking statements represent the company’s present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic and business conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company’s filings with the Securities and Exchange Commission.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Company Contact:

Timothy R. Oakes

Chief Financial Officer

1-781-246-3343